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                                                                  EXHIBIT 10.11



                              GUARANTY OF PAYMENT


         THIS GUARANTY is made this 14th day of November, 1996, by NIK PUBLIC SAFETY, INC. (the "Guarantor") in favor of BARNETT BANK,
N.A. (the "Bank").

                             W I T N E S S E T H :

         Armor Holdings, Inc. (the "Borrower") and the Bank are parties to a Loan Agreement (as amended or restated from time to time, the "Loan Agreement") of even date herewith. The Borrower, pursuant to the Loan Agreement, has executed and delivered a promissory note (as amended, extended or renewed from time to time, the "Note") of even date herewith in the original principal amount of $10,000,000.00 in favor of the Bank. As an inducement to the Bank to extend, renew, or continue credit to the Borrower, the Guarantor has agreed to guarantee certain Obligations (as defined below) of the Borrower and to execute and deliver this Guaranty.

         NOW, THEREFORE, in consideration of loans, advances or other credit now or hereafter made or extended by the Bank to the Borrower, and to enable such loans, advances or other credit to be maintained or obtained by the Borrower, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor hereby agrees with the Bank as follows:

          1. The Guarantor hereby irrevocably guarantees the payment to the Bank when due, whether by acceleration or otherwise, of all Obligations of the Borrower to the Bank (subject, however, to the limitations set forth in paragraph 23 hereof). As used in this Agreement, the term "Obligations" means:
(a) all principal, interest, costs, expenses and other amounts now or hereafter due under the Note (including, without limitation, all principal amounts advanced thereunder before, on or after the date hereof); and (b) all other amounts now or hereafter payable by the Borrower under any of the Loan Documents (as such term is defined in the Loan Agreement).

          2. If any of the Obligations are not paid when due, after the expiration of any applicable cure period, the Guarantor will forthwith pay all such Obligations of the Borrower to the Bank (subject, however, to the limitations set forth in paragraph 23 hereof). The Guarantor further agrees to pay the Bank, upon demand, all reasonable costs and expenses, including reasonable attorneys' and legal assistants' fees incurred in connection with any trial or appellate proceedings or otherwise, that may be incurred by the Bank in exercising its rights and remedies with respect to payment of the Obligations or its rights and remedies against the Guarantor under this Agreement.

          3. The Guarantor hereby:



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                  (a) Assents to all terms and agreements heretofore or
         hereafter made by the Borrower with the Bank;

                  (b) Agrees to make all payments hereunder in lawful money of the United States of America in immediately available funds without setoff or counterclaim;

                  (c) Consents that the Bank may, without further consent from or notice to the Guarantor, and without in any way diminishing the obligation of the Guarantor under this Agreement:

                               (i) Exchange, release or surrender to the
                  Borrower or to any guarantor, pledgor, or grantor any collateral, or waive, release or subordinate any security interest, in whole or in part, now or hereafter held as security for any of the Obligations;

                               (ii) Accept any new collateral for the Obliga-
                  tions;

                              (iii) Waive or delay the exercise of any of its
                  rights or remedies against the Borrower or any other person or entity, including, without limitation, any other guarantor;

                               (iv) Release any other guarantor or endorser
                  from any liability;

                               (v) Renew, extend, or modify the terms of any
                  of the Obligations or any instrument or agreement evidencing the same;

                               (vi) Apply payments by the Borrower, the
                  Guarantor, or any other person or entity, to the Obligations or to other indebtedness of any such person or entity in such order as the Bank, in its discretion, deems appropriate;

                              (vii) Abstain from taking advantage of or real-
                  izing upon any security interest or other guarantee;

                  (d) Waives all notice of:

                              (i) The Bank's acceptance hereof or its inten-
                  tion to act, or its action, in reliance hereon;

                              (ii) The present existence or future incurring
                  of any of the Obligations or any terms or amounts thereof or any change therein;


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                              (iii) Any default by the Borrower, any endorser,
                  surety, pledgor, grantor of security, or guarantor; and

                              (iv) The obtaining or release of any guaranty
                  or surety agreement (in addition to this Agreement), pledge, assignment, or other security for any of the Obligations; and

                  (e) Waives notice of presentment, demand, notice of demand, presentment for payment, protest, notice of nonpayment or dishonor, notice of protest and any other demands and notices required by law in connection with this Guaranty or any instrument evidencing any Obligations, except as such waiver may be expressly prohibited by law, and waives any requirement that suit against it under this Agreement be brought within any period of time shorter than the general statute of limitations applicable to contracts under seal.

          4. The Guarantor hereby waives and agrees not to assert or take advantage of:

                  (a) any defense arising by virtue of:

                              (i) the lack of authority, death or disability
                  of any other party, or revocation hereof by any other party;

                              (ii) the failure of the Bank to file or enforce
                  a claim of any kind; or

                              (iii) the failure of the Bank to record any
                  document or perfect any lien;

                  (b) notice of the existence, creation or incurring of any new or additional indebtedness, or obligation or any action or non-action on the part of the Borrower, the Bank, any endorser, any guarantor under this or any other instrument, any creditor of the Borrower, or any other person whomsoever, in connection with any obligation or evidence of indebtedness held by the Bank as collateral or in connection with any indebtedness or any obligation hereby guaranteed;

                  (c) any defense based upon an election of remedies by the Bank, including without limitation, an election to proceed by non-judicial rather than judicial foreclosure (if the right to proceed by non-judicial foreclosure is available to the Bank); and

                  (d) any duty on the part of the Bank to disclose to the Guarantor any facts which the Bank may now or hereafter know about the Borrower or any security for the Obligations, regardless of whether the Bank has reason to believe that any


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         such facts materially increase the risk beyond that which the
         Guarantor intends to assume or has reason to believe that such facts are unknown to the Guarantor or has a reasonable opportunity to communicate such facts to the Guarantor, it being understood and agreed that the Guarantor is fully responsible for being and keeping informed of the financial condition of the Borrower and the status of any security for the Obligations and of all circumstances bearing on the risk of non-payment of all Obligations hereby guaranteed.

          5. The Guarantor hereby waives any right or claim of right to cause a marshaling of any of the Borrower's assets or the assets of any other party now or hereinafter held as security for any Obligations.

          6. The Bank's rights hereunder shall not be impaired or stayed as a result of any dissolution of the Borrower or any bankruptcy or insolvency proceedings involving the Borrower (including, without limitation, any discharge of the Borrower or its debts in any such proceedings). The Obligations shall include, without limitation, any amounts advanced to or for the benefit of the Borrower or any successor thereto from and after the occurrence or commencement of any such dissolution or proceedings. If any such bankruptcy or insolvency proceedings are commenced by or against the Borrower, the full amount of all Obligations then outstanding shall become immediately due and payable by the Guarantor (whether or not the Borrower then owes the Obligations on an accelerated basis).

          7. The liability of the Guarantor under this Agreement is absolute, irrevocable, unconditional, unlimited (except as set forth in paragraph 23 hereof) and continuing, without regard to the liability of any other person, and shall not in any manner be affected by reason of any action taken or not taken by the Bank, nor by the partial or complete unenforceability or invalidity of any other guaranty or surety agreement, pledge, assignment or other security for any of the Obligations. Failure to sign this or any other guarantee by any other person shall not discharge the liability of any signer. No delay in making demand on the Guarantor for satisfaction of its liability hereunder shall prejudice the Bank's right to enforce such satisfaction.
All of the Bank's rights and remedies shall be cumulative and any failure of the Bank to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter.

          8. This Guaranty shall continue in effect until the last to occur of: (a) the payment of all Obligations, including any renewals, extensions or modifications thereof, in full if such payments of the Obligations have become final and are not subject to being refunded as a preference or fraudulent transfer under the Bankruptcy Code or other applicable law; and (b) the termination of


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all loan agreements, loan documents and loan commitments between the Borrower and the Bank.

          9. This Guaranty is fully enforceable regardless of any defenses which the Borrower may assert on the underlying debt, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction, and usury.

         10. The Guarantor agrees that, if at any time all or any part of any payment previously applied by the Bank to any of the Obligations must be returned by the Bank for any reason, whether by court order, administrative order, or settlement, the Guarantor shall be liable for the full amount returned as if such amount had never been received by the Bank, notwithstanding any termination of this Agreement or the cancellation of any note or other agreement evidencing any of the Obligations.

         11. The Bank shall have the right to proceed against the Guarantor without first proceeding against the Borrower or any property securing payment of the Note, or any of the loan documents, or any other guarantor or endorser of the Note or the Obligations.

         12. The Guarantor waives and agrees not to assert any right to which it may be or become entitled, whether by subrogation, contribution, indemnity, reimbursement or otherwise, against the Borrower, any other guarantor or any of their respective properties, by reason of the performance by the Guarantor of its obligations under this Agreement, under any pledge or security agreement or otherwise.

         13. To secure the prompt payment and performance of the Obligations, the Guarantor grants to the Bank a continuing first lien security interest in all property of the Guarantor now or at any time hereafter in the possession of the Bank and all proceeds of all such property. The Guarantor agrees that the Bank shall have the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Florida with respect to such property, including, without limitation the right to sell or otherwise dispose of any or all of such property. The Bank may, without further notice to anyone, apply or set off any balances, credits, deposits, accounts, monies or other indebtedness at any time created by or due from the Bank to the Guarantor against the amounts due hereunder. Any notification of intended disposition of any property required by law shall be deemed reasonable and properly given if given at least five (5) calendar days before such disposition.

         14. The Guarantor represents and warrants to the Bank that:


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                  (a) The Guarantor: (i) is duly organized, validly existing and in good standing under the laws of the state or country of its incorporation and in all other states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the Guarantor);
         (ii) has the corporate power and authority to own its properties and to carry on its business as now being conducted; (iii) to the extent necessary, is qualified to do business in the State of Florida; (iv) is in compliance in all material respects with all laws, orders, regulations, authorizations and similar matters (collectively the "Governmental Requirements") of all governmental authorities, whether federal, state, county, or municipal (collectively the "Governmental Authority") applicable to it, except where the failure to be in compliance will not have a material adverse effect on the Guarantor;
         (v) represents that all of its issued and outstanding stock is fully paid and nonassessable, there are no outstanding rights or options to acquire any additional stock, and its stock has not been pledged or encumbered in any manner whatsoever; and (vi) has not amended or modified its articles of incorporation or its bylaws except as previously disclosed in writing to the Bank prior to the execution hereof.

                  (b) The execution, delivery and performance by the Guarantor of this Guaranty: (i) is within the corporate powers and purposes of the Guarantor; (ii) has been duly authorized by all requisite corporate action of the Guarantor; (iii) does not require the approval of any Governmental Authority; and (iv) will not violate any material Governmental Requirement, the articles of incorporation and bylaws of the Guarantor or any material indenture, agreement or other instrument to which the Guarantor is a party or by which it or any of its property is bound, or be in conflict with, result in a breach of or constitute (with due notice or the lapse of time, or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets, except as contemplated by the provisions of this Guaranty.

                  (c) This Guaranty when executed and delivered by the Guarantor will constitute the legal, valid and binding obligation of the Guarantor enforceable in accordance with the terms hereof.

                  (d) Except as previously disclosed by the Guarantor to the Bank in writing, there are no judgments outstanding against the Guarantor and there is no action, suit, proceeding, or investigation now pending (or to the best of the Guarantor's knowledge after diligent inquiry threatened)

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         against, involving or affecting the Guarantor or any of its properties or any part thereof, at law, in equity or before any Governmental Authority that if adversely determined as to the Guarantor, would result in a material adverse change in the business or financial condition of the Guarantor, or the Guarantor's operation and ownership of any of its properties, nor to the Guarantor's best knowledge is there any basis for such action, suit, proceeding, or investigation.

                  (e) The Guarantor is not insolvent and will not be rendered insolvent by the execution, delivery, payment and performance of this Guaranty.

                  (f) Until the Obligations have been paid and performed in full and the Guarantor shall have performed all of its obligations hereunder, the Guarantor shall not, directly or indirectly, sell, convey, or transfer or permit to be sold, conveyed, or transferred any of its assets to any party or entity to which the Guarantor is related or in which the Guarantor has an interest except on arm's-length terms for fair value in the ordinary course of business and except as otherwise permitted in the Loan Agreement.

         15. The Guarantor acknowledges that the Bank has relied upon the Guarantor's representations, has made no independent investigation of the truth thereof and is not charged with any knowledge contrary thereto that may have been received by any officer, director, employee, or shareholder of the Bank. The Guarantor further acknowledges that it has not been induced to execute and deliver this Guaranty as a result of, and is not relying upon, any representations, warranties, agreements, or conditions, whether express or implied, written or oral, by the Bank or by any officer, director, employee, or shareholder of the Bank.

         16. The Guarantor agrees that there shall be no material change (a material change is agreed to be more than 25%) in the ownership or control of the Guarantor without the prior express written consent of the Bank.

         17. Notwithstanding anything to the contrary contained in this Guaranty or in the Note or the Loan Documents, the parties intend that any interest for which the Guarantor is obligated hereunder shall not exceed the maximum amount of interest permitted to be enforced against the Guarantor under the applicable laws relating to usury.

         18. The Guarantor agrees that this Agreement shall be governed by the substantive law of the State of Florida, without regard to principles of conflicts of laws.


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         19. Without in any way limiting the foregoing, the Guarantor hereby waives any other act or omission of the Bank which may change the scope of the Guarantor's risk.

         20. All communications, notices or demands provided for hereunder shall be sent by first class mail, by courier, by hand or by certified mail as follows or to such other address with respect to any party as such party shall notify the others in writing:

         To the Bank:                       Barnett Bank, N.A.
                                            50 North Laura Street
                                            Jacksonville, Florida 32202
                                            Attn:  Corporate Banking Group

         To the Guarantor:                  Nik Public Safety, Inc.
                                            191 Nassau Place Road
                                            Yulee, Florida 32097
                                            Attn:  President

                                            With a copy to:

                                            Kane Kessler, P.C.
                                            1350 Avenue of the Americas
                                            New York, New York 10019
                                            Attn: Robert L. Lawrence, Esq.

Each such communication, notice or demand shall be deemed given: (i) when deposited in the mail with proper postage affixed if sent by mail; or (ii) when actually delivered to the appropriate address if sent by courier or by hand.

         21. This Agreement shall inure to the benefit of the Bank, its successors and assigns, and to any person to whom the Bank may grant an interest in any of the Obligations, and shall be binding upon the Guarantor and its respective successors and assigns. This Agreement shall not be modified except by instrument in writing signed by Guarantor and the Bank. No waiver by the Bank of any term hereof shall be valid unless the Bank has executed a written waiver of such term.

         22. This Agreement is intended to take effect as a document under seal.

         23. Notwithstanding any contrary provision set forth herein, the liability of the Guarantor with respect to the Obligations shall not exceed at any time the Maximum Amount (as defined herein). The "Maximum Amount" shall mean the greater of:

                  (a) the aggregate amount of all advances to the Guarantor made directly or indirectly with the proceeds of the Note or other Loan Documents; or


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                  (b) 95% of: (i) the fair salable value of the assets of the
         Guarantor as of the date hereof; minus (ii) the total liabilities of the Guarantor (including contingent liabilities, but excluding liabilities of the Guarantor under this Guaranty and the other Loan Documents executed by the Guarantor) as of the date hereof (except, however, that if the calculation of the Maximum Amount in the manner provided in this subparagraph (b) as of the date payment is required of the Guarantor pursuant to this Guaranty would result in a greater positive number, then the Maximum Amount shall be deemed to be such greater positive number).

         IN WITNESS WHEREOF, the Guarantor, intending to be legally bound hereby, has duly executed this Guaranty of Payment on or as of the date and year first above written.

                                      NIK PUBLIC SAFETY, INC.


                                      By:__________________________________
                                         Its:______________________________

                                                    (Corporate Seal)


STATE OF GEORGIA
COUNTY OF CAMDEN

         The foregoing instrument was executed, acknowledged and delivered before me this _____ day of November, 1996, by ________________________ the
_____________________ of Nik Public Safety, Inc., on behalf of the corporation, in Camden County,
Georgia.

                                      ------------------------------
                                      Notary Public, State and County
                                           aforesaid
                                      Print Name: __________________
                                      My Commission Expires:

                                            [Notary Seal]


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